                                                REGISTRATION NO. 333-44397
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                                  -----------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             PPG INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)
              PENNSYLVANIA                          25-0730780
    (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)            Identification No.)
                                 ONE PPG PLACE
                        PITTSBURGH, PENNSYLVANIA 15272
                                (412) 434-3131
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                             WILLIAM H. HERNANDEZ
                        SENIOR VICE PRESIDENT, FINANCE
                             PPG INDUSTRIES, INC.
                                 ONE PPG PLACE
                        PITTSBURGH, PENNSYLVANIA 15272
                                (412) 434-3131
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                WITH COPIES TO:

                             RICHARD R. HOWE, ESQ.
                            ANN BAILEN FISHER, ESQ.
                              SULLIVAN & CROMWELL
                               125 BROAD STREET
                           NEW YORK, NEW YORK 10004
                                (212) 558-4000
                                  -----------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement.
                                  -----------
  IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [_]
  IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [X]
  IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]
  IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]
  IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [_]
                                  -----------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+SUCH STATE.                                                                   +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
--------------------------------------------------------------------------------

                              P R O S P E C T U S
--------------------------------------------------------------------------------

              Subject to completion, dated February 27, 1998
                              PPG Industries, Inc.

                                Debt Securities
                                   --------

  PPG Industries, Inc. (the "Company") may, from time to time, offer up to $500,000,000 aggregate principal amount of its debt securities (the "Debt Securities") on terms to be determined at the time of sale. The terms of the Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities"), including, where applicable, the aggregate principal amount, denominations, currency of payment, maturity, premium, if any, rate of interest (which may be fixed or variable), if any, time of payment of any interest, purchase price, provisions for redemption or sinking fund, if any, and other provisions, are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement"), together with the terms of offering of the Offered Debt Securities. The Debt Securities may be sold by the Company directly, through agents designated from time to time or to one or more underwriters or dealers for public offering pursuant to terms of offering fixed at the time of sale.
                                   --------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                  The date of this Prospectus is        , 1998

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT, UNDERWRITER, OR DEALER. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 ------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at its Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a world wide web site that contains reports, proxy and information statements and other information that is filed through the Commission's Electronic Data Gathering Analysis and Retrieval System which can be accessed at http://www.sec.gov. Such reports, proxy statements and other information can be inspected also at the offices of the New York Stock Exchange, the Pacific Stock Exchange and the Philadelphia Stock Exchange, the national securities exchanges on which the Company's securities are listed.

  This Prospectus, which forms a part of a registration statement filed with the Commission on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information about the Company and the Debt Securities, reference is hereby made to the Registration Statement and to such exhibits and schedules. Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which have been filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

  (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and


  (2) The Company's Current Report on Form 8-K for the event dated January 15, 1998.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

  Any statement contained in a document incorporated by reference herein or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

  The Company will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents which have been or may be incorporated herein by reference (other than exhibits to such documents not specifically incorporated therein). Such requests should be directed to PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272, Attention: Director, Investor Relations; telephone (412) 434-2120.

                                  THE COMPANY

  The business of the Company, a Pennsylvania corporation, is concentrated in three basic segments: glass, coatings and chemicals. The Company's principal executive offices are located at One PPG Place, Pittsburgh, Pennsylvania 15272 and its telephone number is (412) 434-3131.

                                USE OF PROCEEDS

  Except as otherwise provided in the Prospectus Supplement, the net proceeds to the Company from the sale of the Debt Securities will be added to the Company's general funds and will be used for general corporate purposes. The Company expects that it may from time to time engage in additional public or private financings of a character and in an amount to be determined as the occasion arises.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated.

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                        1993 1994 1995 1996 1997
                                                        ---- ---- ---- ---- ----
Ratio of earnings to fixed charges..................... 5.0  8.4  11.3 9.9  8.9

--------

  For the purpose of this ratio, "earnings" consist of consolidated earnings before income taxes, plus fixed charges exclusive of capitalized interest and less undistributed income of unconsolidated affiliates carried on the equity basis. Earnings for the periods indicated were affected by charges from business divestitures and realignments as follows, in millions: $126.4, $85.0 and $102.0, respectively, for the years ended December 31, 1993, 1994 and 1997. There were no charges from business divestitures and realignments for the years ended December 31, 1995 and 1996. "Fixed charges" consist of interest, whether expensed or capitalized (including amortization of debt discount and debt expense), and that portion of rentals which is representative of interest.

                      DESCRIPTION OF THE DEBT SECURITIES

  The Offered Debt Securities are to be issued under an indenture, dated as of August 1, 1982 (the "Original Indenture") as amended and supplemented (such Original Indenture, as so amended and supplemented, the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee"). Copies of the Original Indenture and the amendments and supplements thereto are filed as Exhibits to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture. Capitalized terms are defined in the Indenture unless otherwise defined herein. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference.

GENERAL

  The Indenture provides for the issuance, from time to time in one or more series, of unsecured obligations of the Company which may be debentures, notes or other evidences of indebtedness ("Debt Securities"). The Indenture does not limit the amount of Debt Securities which may be authenticated and delivered thereunder. Each series of Debt Securities may be established in or pursuant to a resolution of the Company's Board of Directors or in one or more indentures supplemental to the Indenture.

  The Prospectus Supplement relating to the Offered Debt Securities will describe the following terms of the Offered Debt Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities will mature; (4) the rate or rates (which may be fixed or variable) at which the Offered Debt Securities will bear interest, if any, and the date from which such interest will accrue; (5) the dates on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (6) any mandatory or optional sinking fund or analogous provisions; (7) the date, if any, after which, and the price or prices at which, the Offered Debt Securities may be redeemed at the option of the Company; (8) if applicable, the terms and conditions upon which the Offered Debt Securities may be repayable prior to final maturity at the option of the holder thereof or otherwise; (9) any additional restrictive covenants included for the benefit of Holders of the Offered Debt Securities; (10) any additional Events of Default provided with respect to the Offered Debt Securities; (11) the currency of payment of principal of and premium, if any, and interest, if any, on the Offered Debt Securities; (12) any index used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the Offered Debt Securities; (13) whether such Offered Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the depositary for such Global Security or Securities (the "Depositary") and the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee; and (14) any other terms of the Offered Debt Securities. Unless otherwise indicated in the Prospectus Supplement, principal of (and premium, if any) and interest (if any) on the Offered Debt Securities will be payable, and transfers of the Offered Debt Securities will be registrable, at the office of the Trustee or its designee, provided that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. ((S)(S) 201, 301, 305 and 1002)

  The Offered Debt Securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable Prospectus Supplement, in denominations of $1,000 or any integral multiple thereof. ((S)302) No service charge will be made for any registration of transfer or exchange of Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. ((S) 305)

  Debt Securities may be issued under the Indenture as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations applicable thereto will be described in the applicable Prospectus Supplement relating thereto.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the applicable Prospectus Supplement or Prospectus Supplements. A Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding Debt Securities of the series represented by such Global Security. Global Securities will be issued in registered form and in either temporary or permanent global form. Unless and until it is exchanged for Debt Securities in definitive form, a temporary Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement or Prospectus Supplements.

RESTRICTIVE COVENANTS

  The following restrictive covenants are applicable so long as the Debt Securities of any series are Outstanding except that one or more of such covenants may be made inapplicable to Debt Securities of a particular series at the time of establishment of such series. The Prospectus Supplement relating to such series will state which covenants are inapplicable to such series.

  The Company will not, and will not permit any Restricted Subsidiary to, incur or guarantee any debt secured by a mortgage or lien on any of the principal manufacturing or research properties, plants or facilities of the Company or any Restricted Subsidiary, or on any shares of stock or indebtedness of any Restricted Subsidiary, without making effective provision for securing the Debt Securities of any series to which this covenant applies (and, if the Company so elects, any indebtedness ranking equally with such Debt Securities) equally and ratably with or prior to such secured debt. These covenants will not apply to debt secured by (a) mortgages or liens on property existing at the time acquired or on property of any corporation existing at the time it becomes a subsidiary, (b) purchase money mortgages, (c) mortgages or liens on property to finance the cost of exploration, development or improvement of such property, (d) mortgages or liens on property in favor of the United States or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages or liens, (e) mortgages or liens securing indebtedness owing to the Company or a wholly-owned Restricted Subsidiary by a Subsidiary, or (f) extensions, renewals or replacements of any of the foregoing. Notwithstanding these covenants, the Company and its Restricted Subsidiaries may incur or guarantee any secured debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the sum of the aggregate amount of such debt then outstanding (not including secured debt permitted under the foregoing exceptions) and the aggregate "value" of sale and leaseback transactions (as defined) at such time does not exceed 5% of the "shareholders' interest" (defined to include the aggregate of capital and surplus, less treasury stock at cost, of the Company and its Restricted Subsidiaries consolidated as of the end of the latest fiscal year). ((S) 1004)

  Sales and leasebacks of real property by the Company or a Restricted Subsidiary (except those for a temporary period of not more than three years) will be prohibited unless (a) the property involved could be mortgaged to the extent of the "value" of the sale and leaseback transaction without equally and ratably securing the Debt Securities of any series to which this covenant applies or (b) an amount equal to the proceeds of sale or the fair value of the property sold (whichever is higher) is applied to the retirement of Funded Debt of the Company (with provision for a credit in certain cases for Debt Securities otherwise acquired or retired). ((S) 1005)

  Neither the Company nor any Restricted Subsidiary may transfer to an Unrestricted Subsidiary any assets which in the opinion of the Board of Directors constitute a major manufacturing or research property, plant or facility of the Company and its Restricted Subsidiaries taken as a whole. ((S)
1005)

  The term "Restricted Subsidiary" means any subsidiary other than foreign subsidiaries or subsidiaries in territories or possessions of the United States or leasing, real estate investment, or financing subsidiaries unless such a subsidiary is designated as a Restricted Subsidiary by the Board of Directors. Restricted Subsidiaries may become Unrestricted Subsidiaries by designation of the Board of Directors but only if in the opinion of the Board they do not own a major manufacturing or research property, plant or facility of the Company and its Restricted Subsidiaries taken as a whole. Any newly acquired or formed Subsidiary may be designated an Unrestricted Subsidiary by action of the Board of Directors within 90 days of such acquisition or formation. ((S) 101)

EVENTS OF DEFAULT

  The following are Events of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or premium, if any, on any Debt Security of that series when due; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform, or breach of, any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of series of Debt Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (e) acceleration of the maturity of more than $10,000,000 principal amount of any indebtedness for money borrowed by the Company under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not annulled within 10 days after written notice as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Debt Securities of that series. ((S) 501) If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such declaration and its consequences. ((S)
502)

  The Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. ((S) 603) Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. ((S) 512)

  The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. ((S) 1009)

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest (if any) on, any Debt Security, (b) reduce the principal amount of, or the premium (if any) or rate of interest (if any) on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Debt Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or premium (if any) or interest (if any) on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. ((S)
902)

  The Holders of 66 2/3% in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. ((S) 1010) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the Indenture with respect to that series and its consequences, except a default in the payment of the principal of (or premium, if any) or interest (if any) on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. ((S) 513)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company, without the consent of any Holders of Outstanding Debt Securities, may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any corporation or may acquire or lease the assets of any Person, provided that the corporation formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is organized under the laws of any United States jurisdiction and assumes the Company's obligations on the Debt Securities and under the Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and that certain other conditions are met. (Article Eight)

                             PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities directly, through agents designated from time to time or to one or more underwriters or dealers for public offering pursuant to terms of offering fixed at the time of sale. The

Prospectus Supplement describes the method of distribution of the Offered Debt Securities. Unless otherwise indicated in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the Offered Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the Offered Debt Securities if any are purchased.

  The Offered Debt Securities may be distributed from time to time in one or more transactions at a fixed price or prices (which may be changed) or at prices determined as specified in the applicable Prospectus Supplement. In connection with the sale of the Offered Debt Securities, underwriters or dealers may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Offered Debt Securities for whom they may act as agent. Underwriters may sell the Offered Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Certain of the underwriters, dealers or agents who participate in the distribution of the Offered Debt Securities may engage in other transactions with, and perform other services for, the Company in the ordinary course of business.

  Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of the Offered Debt Securities, and any discounts, concessions or commissions allowed by underwriters to dealers, are set forth in the Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on the resale of the Offered Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933.

  In connection with an offering of Debt Securities, the underwriters may purchase and sell such Debt Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Debt Securities; and short positions created by the underwriters involve the sale by the underwriters of a greater number of Debt Securities than they are required to purchase from the Company in the offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Debt Securities sold in the offering may be reclaimed by the underwriters if such Debt Securities are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Debt Securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.

  The Debt Securities will be new issues of securities with no established trading market. If so indicated in the applicable Prospectus Supplement, any underwriters, dealers or agents to or through whom such Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters and agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such Debt Securities.

  If so indicated in the applicable Prospectus Supplement, the Company will authorize dealers or other persons acting as the Company's agent to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date.

                                    EXPERTS

  The consolidated financial statements and related financial statement schedule as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are also incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated (other than the Filing Fee for Registration Statement) as follows:

   Filing Fee for Registration Statement.............................. $147,500
   Accounting Fees and Expenses....................................... $ 20,000
   Trustee's Fees and Expenses........................................ $ 30,000
   Blue Sky Fees and Expenses......................................... $  5,000
   Printing and Engraving Costs....................................... $ 40,000
   Rating Agency Fees................................................. $200,000
   Miscellaneous...................................................... $ 12,500
                                                                       --------
     Total............................................................ $455,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Sections 1741-1750 of the Pennsylvania Business Corporation Law provide for indemnification of the Registrant's directors and officers against certain liabilities under certain circumstances.

  Article VI of the bylaws of the Registrant provides that a director, officer or employee shall be found to be entitled to indemnification for expenses (including attorney's fees) and any liability (including judgments, fines or penalties and amounts paid in settlement) actually and in good faith paid or incurred by any such person in connection with any actual or threatened proceeding (including any derivative lawsuits) by reason of the fact that such person is or was serving as a director, officer or employee of the Registrant or, at the request of the Registrant, was serving another corporation, partnership, joint venture, trust, employee benefit plan or other entity, unless a referee finds the conduct engaged in to have been such that, if so found by a court, indemnification would be prohibited by Pennsylvania law. The Registrant is also required to indemnify any such person (1) where there has been a determination by a court as to the conduct of the person claiming indemnification such that indemnification would not be prohibited by Pennsylvania law and (2) where the person is otherwise entitled to indemnification by Pennsylvania law. Expenses with respect to a proceeding which are incurred in good faith are required to be advanced by the Registrant prior to final disposition of the proceeding, subject to any obligation to repay the Registrant which is imposed by law or by provision in the Articles, bylaws, an agreement or otherwise. Under Pennsylvania law any such advancement of expenses must be made subject to an undertaking to repay the Registrant in the event that it is determined ultimately that the person receiving the advancement is not entitled to indemnification. A written request for such advancement of expense must be made to the Secretary of the Registrant.

  The selection of the referee is to be made by the general counsel or, if the general counsel is the person claiming indemnification or is otherwise involved in the proceeding, by the senior officer who does not have such a relationship to the proceeding. The referee is defined to be an attorney with substantial expertise in corporate law, who is both independent of the parties and unbiased. The person claiming indemnification may object, within 10 days of the notice of selection of the referee, to the referee selected. If the parties cannot agree on the selection of a referee, or if the Registrant fails to propose a referee, within 45 days of the submission of the request for indemnification, the referee will be selected by the American Arbitration Association.

  The determination of entitlement to indemnification is made by the referee; however, the referee is required to find the person entitled to indemnification unless the referee finds that the conduct of the person was such that if so found by a court, indemnification would be prohibited by Pennsylvania law. The determination of the referee is binding on the Registrant but not on the person claiming indemnification.

  To the extent that a person is entitled to indemnification for only a portion of the expenses or liability resulting from a proceeding, the Registrant is required to indemnify the person for such portion.

  The bylaws authorize the Registrant to purchase and maintain insurance, to create a trust fund, to grant a security interest or to use other means (including, without limitation, establishing a letter of credit) to ensure the payment of indemnification.

  The Registrant specifically is authorized to enter into agreements with any director, officer or employee, which agreements may grant rights in furtherance of, different from, or in addition to but not in limitation of, the rights to indemnification granted in the bylaws, without further shareholder approval of the terms and conditions of, or the form of, such agreements. Without limitation of the foregoing, in such agreements the Registrant may agree (1) to maintain insurance against certain expenses and liabilities and (2) to contribute to expenses and liabilities incurred in accordance with the application of relevant equitable considerations to the relative benefits to, and the relevant fault of, the Registrant.

  The bylaws provide (1) that the rights granted therein are contract rights,
(2) that it will cover acts and omissions occurring on or after January 27, 1987, and (3) that the rights granted will continue as to a person who has ceased to be a director, officer or employee, with respect to a proceeding which results from acts or failures to act while such person was a director, officer or employee.

  Sections 1741-1750 and the bylaws both also provide that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

  The Registrant also has policies of directors and officers liability insurance to indemnify its directors and officers against certain liabilities incurred in their capacities as such.

ITEM 16. EXHIBITS.

 EXHIBIT
   NO.
 -------
   1     Form of Underwriting Agreement.*
   4.1   Indenture, dated as of August 1, 1982.*
   4.2   First Supplemental Indenture, dated as of April 1, 1986.*
   4.3   Second Supplemental Indenture, dated as of October 1, 1989.*
   4.4   Third Supplemental Indenture, dated as of November 1, 1995.*
   4.5   Forms of Debt Securities (included in Exhibit 4.1).*
   5     Opinion of James C. Diggs, Senior Vice President and General Counsel
         of the Company.
  12     Computation of Ratio of Earnings to Fixed Charges.
  23.1   Consent of Independent Auditors.
  23.2   Consent of James C. Diggs, Senior Vice President and General Counsel
         of the Company (included in Exhibit 5).
  24     Powers of Attorney.
  25     Form T-1 Statement of Eligibility and Qualification Under the Trust
         Indenture Act of 1939.*

-------

* Previously Filed

  The Indenture included as Exhibit 4.1 was qualified under the Trust Indenture Act of 1939 in connection with the Registrant's Registration Statement No. 2-78575 and is deemed to be qualified for purposes of this Registration Statement.

ITEM 17. UNDERTAKINGS.

  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference);

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference) Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above (other than pursuant to the policies of directors and officers liability insurance), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PITTSBURGH, COMMONWEALTH OF PENNSYLVANIA, ON THE 27TH DAY OF FEBRUARY, 1998.

                                          PPG INDUSTRIES, INC.
                                          (Registrant)

                                                 /s/ W. H. Hernandez
                                          By...................................
                                                   W. H. Hernandez
                                              Senior Vice President, Finance

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 27TH DAY OF FEBRUARY, 1998:

     Signature                        Capacity
     ------                           ------

                             Director and Chairman  |    /s/ W. H. Hernandez
 ........................     of the                 |
   RAYMOND W. LEBOEUF        Board of Directors     }   By..................
                               (Chief Executive     |        W. H. Hernandez
                                Officer)            |      (Attorney-in-fact)




     /s/ William H.          Senior Vice President,
       Hernandez              Finance
 ........................       (Principal Financial
  WILLIAM H. HERNANDEZ          and
                               Accounting Officer)

                             Director  |
 ........................               |
    E. B. DAVIS, JR.                   |
                                       |
                             Director  |
 ........................               |
     M. J. HOOPER                      |
                                       |
                             Director  |
 ........................               |
      A. J. KROWE                      |
                                       |
                             Director  |
 ........................               |
    N. C. LAUTENBACH                   |
                                       |
                             Director  |
 ........................               |
      S. C. MASON                      |
                                       |
                             Director  |
                                       |
 ........................               |         /s/ W. H. Hernandez
                                       }  By...................................
     H. A. MCINNES                     |           W. H. Hernandez
                                       |           (Attorney-in-fact)
                                       |
                                       |
                                       |
                             Director  |
 ........................               |
      R. MEHRABIAN                     |
                                       |
                             Director  |
 ........................               |
      V. A. SARNI                      |
                                       |
                             Director  |
 ........................               |
      T. J. USHER                      |
                                       |
                             Director  |
 ........................               |
       D. G. VICE                      |
                                       |
                             Director  |
 ........................               |
     D. R. WHITWAM                     |

                                 EXHIBIT INDEX

 EXHIBIT
   NO.
 -------
   1     Form of Underwriting Agreement.*
   4.1   Indenture, dated as of August 1, 1982.*
   4.2   First Supplemental Indenture, dated as of April 1, 1986.*
   4.3   Second Supplemental Indenture, dated as of October 1, 1989.*
   4.4   Third Supplemental Indenture, dated as of November 1, 1995.*
   4.5   Forms of Debt Securities (included in Exhibit 4.1).*
   5     Opinion of James C. Diggs, Senior Vice President and General Counsel
         of the Company.
  12     Computation of Ratio of Earnings to Fixed Charges.
  23.1   Consent of Independent Auditors.
  23.3   Consent of James C. Diggs, Senior Vice President and General Counsel
         of the Company (included in Exhibit 5).
  24     Powers of Attorney.
  25     Form T-1 Statement of Eligibility and Qualification Under the Trust
         Indenture Act of 1939.*

--------

* Previously Filed